UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): September 6, 2007

MOLECULAR INSIGHT PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-33284	04-0562086
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Second Street, Cambridge, Massachusetts 02142
(Address of Principal Executive Offices, Including Zip Code)

(617) 492-5554
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Ex-10.1 Employment Agreement - Donald Wallroth

Item 1.01. Entry into a Material Definitive Agreement.

     On September 6, 2007, Molecular Insight Pharmaceuticals, Inc. (the “Company”) executed and entered into an Employment Agreement with Donald E. Wallroth with an effective date of August 13, 2007, who was appointed as the Company’s new Chief Financial Officer as previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on August 16, 2007.

     Under the Employment Agreement, Mr. Wallroth will be paid an annual base salary of $274,992. Mr. Wallroth is also eligible to participate in the Company’s annual incentive bonus program, with a potential bonus amount up to 50% of annual base salary, subject to the discretion of the Board of Directors and accomplishment of performance goals. In the event the Company terminates the Employment Agreement without Cause (as that term is defined therein), Mr. Wallroth will be eligible to receive his base salary for a period of twelve (12) months following such termination. The Employment Agreement provides for a twelve (12) month non-compete and non-solicitation period upon termination of employment. In connection with his employment, the Company granted Mr. Wallroth a stock option to purchase 200,000 shares of the Company’s common stock, 150,000 shares of which vest in four equal annual installments beginning on August 17, 2008, and 50,000 shares of which are performance-based.

     The above description of the Employment Agreement is qualified in their entirety by the terms of the agreement attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

	(d)	Exhibits. The following exhibit is furnished pursuant to Item 1.01:

		10.1	Employment Agreement by and between Molecular Insight Pharmaceuticals, Inc. and Donald E. Wallroth, executed September 6, 2007 and effective as of August 13, 2007.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized, on the 11th day of September, 2007.

MOLECULAR INSIGHT PHARMACEUTICALS, INC.

By:	/s/ John E. McCray
Name: John E. McCray
Title: Chief Operating Officer.

Exhibit Index to Current Report on Form 8-K

Exhibit Number	Exhibit Description

10.1	Employment Agreement by and between Molecular Insight Pharmaceuticals, Inc. and Donald Wallroth, executed September 6, 2007 and effective as of August 13, 2007.